Exhibit 99.1

Polypore International, Inc. The Gibson Building 11430 N. Community House Rd, Suite 350 Charlotte, NC 28277 Tel: (704) 587-8886 investorrelations@polypore.net www.polypore.net

Polypore Announces Retirement of Mitch Pulwer

CHARLOTTE, N.C., March 8, 2013 — Polypore International, Inc. (NYSE: PPO) said today that Mitchell J. Pulwer, President, Energy Storage-Electronics and Electric Drive Vehicles (“EDVs”), has announced his plan to retire by December 31, 2013, with the exact date to be finalized later this year. Polypore has retained an executive recruiting firm to begin an immediate search for his successor and Mr. Pulwer will work closely with the Company’s leadership team to begin the transition process.

“We want to thank Mitch for his dedication and leadership over the past seven years and we appreciate his commitment to ensuring a smooth transition as we lead up to his retirement,” said Robert B. Toth, Polypore’s President and Chief Executive Officer. “Mitch has played a key role in positioning our lithium-ion separator business to be successful as the large markets develop for electric drive vehicles and energy storage systems.”

Mr. Pulwer added: “Polypore is a unique asset and well-positioned for a step-change growth opportunity in EDVs and ESS. I am proud to have been part of the organization over the past several years and it has been a rewarding experience leading the lithium battery separator business.”

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in ten countries serving six continents. See www.polypore.net.

CONTACT:

Polypore International, Inc.

Investor Relations

(704) 587-8886

investorrelations@polypore.net

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; lithium market demand does not materialize as anticipated; the absence of expected returns from the intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this announcement. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.